UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)________May 30, 2007_______

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

______Nevada______ (State or other jurisdiction of incorporation)	000-51841____ (Commission File Number)	_________00-0000000______ (I.R.S. Employer Identification No.)
1005 – 289 Drake Street, Vancouver, British Columbia, Canada (Address of principal executive offices)		_______V6B 5Z5_______ (Zip Code)

Registrant’s telephone number, including area code  (604) 732-1304

Atlin Mineral Exploration Corp.
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03.

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 30, 2007, the company changed its name from “Atlin Mineral Exploration Corp.” to “Soltera Mining Corp.” by a majority vote of the shareholders.  As a result of the name change, Soltera changed its trading symbol to “SLTA” effective on the opening of market on May 30, 2007.

See Exhibit 3.3 - Certificate of Amendment for more details.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description

3.3	Certificate of Amendment dated May 30, 2007.	Included

Form 8-K	Soltera Mining Corp.	Page 2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated: May 30, 2007	By:	/s/ Nadwynn Sing
Nadwynn Sing – CEO & President

Form 8-K	Soltera Mining Corp.	Page 3

______________________________

Exhibit 3.3

_________________________________

Form 8-K	Soltera Mining Corp.	Page 4

MAY/23/2007/WED 11:26 AM P. 003

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20070356173-74
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 05/23/2007 11:30 AM
	Entity Number E0633502005-4

USE BLACK INK ONLY - DO NOT HIGHLIGHT — ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Atlin Mineral Exploration Corp.

2. The articles have been amended as follows (provide article numbers, if available):

Article First. The name of the corporation is Soltera Mining Corp.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 58.7%

4. Effective date of filing (optional): 5/30/07
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07